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                                                                       Exhibit 5

                     [Thompson Hine & Flory LLP Letterhead]

October 17, 1996



Metropolitan Financial Corp.
6001 Landerhaven Drive
Mayfield Heights, Ohio 44124

Re:     805,000 Shares of Common Stock Registered
        Pursuant to Metropolitan Financial Corp.'s
        Registration Statement on Form S-1 No. 333-12381

Gentlemen:

In connection with the filing by Metropolitan Financial Corp. (the "Corporation") with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 and an Amendment No. 1 to Registration Statement on Form S-1 (collectively, the "Registration Statement"), registering 805,000 shares of Common Stock, without par value, of the Corporation (the "Common Shares"), we have examined the following:

          1. The Articles of Incorporation and Code of Regulations of the Corporation as currently in effect and the Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations of the Corporation which will be effective prior to completion of the offering contemplated by the Registration Statement.

          2. Such records of corporate proceedings and such other documents, and such questions of law, as we deemed necessary to examine as a basis for the opinions hereinafter expressed.

          3. The form of Underwriting Agreement to be entered into by and among McDonald & Company Securities, Inc. (the "Underwriter"), the Corporation and Mr. Robert M. Kaye, who is both the sole shareholder of the Corporation and the selling shareholder in the offering, pursuant to which the Common Shares are to be purchased by the Underwriter and resold.

          4.   The Registration Statement.


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Metropolitan Financial Corp.
October 17, 1996
Page 2

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

Based on the foregoing and subject to effectiveness of the Registration Statement with the Securities and Exchange Commission and to registration or qualification under the securities laws of the states in which the securities may be sold, we are of the opinion that when the 805,000 Common Shares registered pursuant to the Registration Statement are sold in the manner contemplated by the Registration Statement, they will be validly issued, fully paid and nonassessable.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state of jurisdiction other than federal securities laws and the substantive laws of the State of Ohio. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Thompson Hine & Flory LLP
Thompson Hine & Flory LLP